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                                                                    Exhibit 10.9
                  MICRON CUSTOM MANUFACTURING SERVICES, INC.
                              16399 FRANKLIN ROAD
                              NAMPA, IDAHO 83687


January 23, 1998


Jess Asla
c/o Micron Custom Manufacturing Services, Inc.
16399 Franklin Road
Nampa, Idaho 83687

      This letter agreement sets forth the terms of your ("Executive") employment with Micron Custom Manufacturing Services, Inc. (the "Company") as follows:

      1. Employment. The Company shall employ Executive, and Executive hereby accepts employment with the Company to serve as the Vice President/Operations, upon the terms and conditions as set forth in this letter agreement for the period beginning as of immediately after the Closing (as herein defined) and ending as provided in paragraph 4 hereof (the "Employment Period").

      2. Position and Duties.

            (a) During the Employment Period, Executive shall serve as the Vice President/Operations of the Company and shall have the normal duties, responsibilities and authority of the Vice President/Operations, subject to the power of the Chief Executive Officer of the Company (the "CEO") to expand or limit such duties, responsibilities and authority within the confines of the ordinary duties, responsibilities and authority of a Vice President/Operations and to override actions of the Vice President/Operations.

            (b) Executive shall report to the CEO, and Executive shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its subsidiaries. Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner. The foregoing shall not preclude Executive from devoting reasonable time to the supervision of his personal investments, civic and charitable affairs and, at any time after the date six months after the Closing, serving on a maximum of two boards other than the Company's or any of its subsidiaries' board of directors, provided that such activities do not interfere with the performance of his duties hereunder.

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            (c) Location. Subject to customary business travel, Executive shall be required to perform the services and duties provided for in this paragraph 2 only at the location of the principal executive offices of the Company, which shall be located in the Boise, Idaho Standard Metropolitan Statistical Area or such other location as the parties may mutually agree upon (the "Geographical Employment Area").

      3. Base Salary and Benefits.

            (a) During the Employment Period, Executive's base salary shall be in an amount set by the Board of Directors of the Company (the "Board") or a Committee of the Board (the "Compensation Committee"), but under no circumstances will be less than $175,000 per annum (the "Base Salary"), which salary shall be payable in regular installments in accordance with the Company's general payroll practices and shall be subject to customary withholding. In addition, during the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit programs for which senior executive employees of the Company and its subsidiaries are generally eligible including the Company's Senior Management Bonus Plan and the 1998 Stock Option Plan, with any awards under such Plans to be set by the Board or the Compensation Committee.

            (b) The Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this letter agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

      4. Term.

            (a) Unless renewed by the mutual agreement of the Company and Executive, the Employment Period shall end on the third anniversary of the Closing; provided that (i) the Employment Period shall terminate prior to such date upon Executive's resignation (other than if the Company Constructively Terminates Executive), death or permanent disability or incapacity (as determined by the Board in its good faith judgment or as provided in paragraph 4(f) hereof), (ii) the Employment Period may be terminated by the Company at any time prior to such date for Cause (as defined below) or without Cause and (iii) the Employment Period shall terminate prior to such date upon Executive's resignation if the Company Constructively Terminates Executive.

            (b) If the Employment Period is terminated by the Company without Cause or the Company Constructively Terminates Executive, Executive shall be entitled to receive his Base Salary plus all fringe benefits which Executive is receiving on the termination date (but no bonuses) for twelve (12) months after the date of such termination, if and only if, Executive has not breached the provisions of paragraph 5, 6, and 7 hereof.


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            (c) If the Employment Period is terminated by the Company for Cause or is terminated pursuant to clause (a)(i) above, Executive shall be entitled to receive his Base Salary through the date of termination.

            (d) Except as provided in paragraph 4(b) above, all of the Executive's rights to fringe benefits and bonuses hereunder (if any) which accrue after the termination of the Employment Period shall cease upon such termination. The Company may offset any amount Executive owes it or its subsidiaries against any amounts it owes Executive hereunder.

            (e) For purposes of this letter, "Cause" shall mean (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its subsidiaries, or any of their customers or suppliers, (ii) conduct tending to bring the Company or any of its subsidiaries into substantial public disgrace or disrepute, (iii) substantial and repeated failure to perform duties as reasonably directed by the Board, provided that such failure has continued for more than 15 days after the Company has given written notice to Executive of such failure and of the Company's intention to terminate Executive's employment because of such failure, (iv) gross negligence or willful misconduct with respect to the Company or any of its subsidiaries or
(v) any other material breach of this letter agreement which is not cured within 15 days after written notice thereof to Executive.

            (f) Death or Disability. In the event of Executive's death or disability during the Employment Period, the Company shall continue to pay to Executive (or his spouse or other designated beneficiary) the Base Salary Executive was receiving immediately prior to his death or disability for twelve
(12) months following his death or disability. Executive's employment shall be deemed terminated because of his disability if Executive becomes entitled to benefits under the Company's long-term disability insurance plan, and the periodic benefits payable under that plan shall reduce, on a dollar-for-dollar basis, the payments to Executive required under this paragraph 4(f).

            (g) For purposes of this letter agreement, "Constructive Termination" shall mean, without Executive's express written consent: (i) the Company materially reduces the nature, scope, level or extent of Executive's responsibilities from the nature, scope, level or extent of such responsibilities as of the effectiveness of this Agreement, or fails to provide Executive with adequate office facilities and support services to perform such responsibilities; (ii) the Company requires Executive to relocate the Executive's principal business office or his principal place of residence outside the Geographical Employment Area, or assigns to the Executive duties that would reasonably require such relocation; or (iii) the Company requires Executive, or assigns duties to Executive that would reasonably require Executive, to spend more than one hundred (100) normal working days away from the Geographical Employment Area during any consecutive twelve-month period.

      5. Confidential Information. Executive acknowledges that the information, observations and data obtained by him while employed by the Company and its subsidiaries concerning the business or affairs of the Company or any of its subsidiaries ("Confidential Information") are the


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property of the Company or such subsidiary. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of the Executive's acts or omissions. Executive shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any subsidiary which he may then possess or have under his control.

      6. Inventions and Patents. Executive acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which related to the Company's or any of its subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Company and its subsidiaries ("Work Product") belong to the Company or such subsidiary.

      7.    Non-Compete, Non-Solicitation.

            (a) In further consideration of the compensation to be paid to Executive hereunder, Executive acknowledges that in the course of his employment with the Company he shall become familiar with the Company's trade secrets and with other Confidential Information concerning the Company and its subsidiaries and that his services shall be of special, unique and extraordinary value to the Company and its subsidiaries. Therefore, Executive agrees that, during the Employment Period and for twelve (12) months thereafter (the "Noncompete Period"), he shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the business of the Company or any of its subsidiaries, as such businesses exist or are in process at any time during the period beginning on the date hereof and ending on the date of the termination of Executive's employment, within any geographical area in which the Company or its subsidiaries engage in such businesses. The foregoing shall not prohibit Executive from owning directly or indirectly capital stock or similar securities that are listed on a securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System which do not represent more than two percent (2%) of the outstanding capital stock of any business competing with the business of the Company.

            (b) During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or of any of its subsidiaries to leave the employ of the Company or any such subsidiary, or in any way interfere with the relationship between the Company or any of its subsidiaries and any employee thereof, (ii) hire any person who was an employee of the Company or any of its subsidiaries during the Employment Period, (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any of its subsidiaries to cease doing business with the Company or any such subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any such subsidiary.


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            (c) If, at the time of enforcement of this paragraph 7, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Executive agrees that the restrictions contained in paragraph 7 are reasonable.

            (d) In the event of the breach or threatened breach by Executive of any of the provisions of this paragraph 7, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to the court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof.

      8. Effectiveness. Notwithstanding anything to the contrary contained herein, this letter agreement shall be effective only upon the closing (the "Closing") of the transactions (the "Recapitalization") contemplated by the Recapitalization Agreement dated as of December 21, 1997 by and among Micron Electronics, Inc. ("MEI"), the Company and Cornerstone Equity Investors IV, L.P. Upon the effectiveness of this letter agreement all prior agreements relating to Executive's employment with the Company and/or its subsidiaries and/or any of their respective affiliates (including MEI) shall be deemed terminated and of no further force and effect.

      9. Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this letter agreement shall be governed by, and construed in accordance with, the laws of the State of Idaho, without giving effect to any choice of law or conflict of law rules or provisions that could cause the applications of the laws of any jurisdiction other than the State of Idaho.

      10. Mitigation and Set-Off. Executive shall not be required to mitigate Executive's damages by seeking other employment or otherwise. The Company's obligations under this letter agreement shall not be reduced in any way by reason of any compensation or benefits received (or foregone) by Executive from sources other than the Company after the termination of the Employment Period or any amounts that might have been received by Executive in other employment had Executive sought such other employment. Executive's entitlement to benefits and coverage under this letter agreement shall continue after, and shall not be affected by, Executive's obtaining other employment after the termination of the Employment Period, provided that any such benefit or coverage shall not be furnished if Executive expressly waives the specific benefit or coverage by giving written notice of waiver to the Company.

      11. Litigation Expenses. The Company shall pay to Executive all out-of-pocket expenses, including attorney's fees, incurred by Executive in the event Executive successfully enforces any provision of this letter agreement in any action, arbitration or lawsuit.

      12. Indemnification. The Company will indemnify and hold harmless Executive from and against any and all costs, liability and expenses from any claim by any person with respect to, or in


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any way related to, Executive's employment with the Company as contemplated by this letter agreement (including reasonable attorney's fees) (collectively, "Claims") resulting from any act or omission of Executive that relate to Executive's employment with the Company, to the maximum extent permitted by law other than for Claims which shall be proven to be the result of gross negligence, bad faith or willful misconduct by Executive. Notwithstanding this Agreement or any termination of his employment by the Company pursuant to this Agreement or otherwise, the Executive shall be entitled to coverage under the directors' and officers' liability coverage maintained by the Company, as in effect from time to time, to the same extent as other officers and directors of the Company.

      13. Amendment or Termination. This Agreement may be amended at any time by written agreement between the Company and Executive.

      14. Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute but one Agreement.

      15. No Waiver. No failure or delay on the part of the Company or Executive in enforcing or exercising any right or remedy hereunder shall operate as a waiver thereof.

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      IN WITNESS WHEREOF, the parties hereto have executed this letter agreement as of the date first written above.

                                    MICRON CUSTOM MANUFACTURING
                                    SERVICES, INC.


                                    /s/ Robert F. Subia
                                    --------------------------------------
                                    Name:   Robert F. Subia
                                    Title:  President & CEO


                                    /s/ Jess Asla
                                    --------------------------------------
                                    Jess Asla


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